CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Flora Growth Corp. of our report dated March 24, 2025, relating to the consolidated financial statements of Flora Growth Corp., filed with the Securities and Exchange Commission on May 14, 2025.

We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ DAVIDSON & COMPANY LLP

Vancouver, Canada	Chartered Professional Accountants

May 14, 2025